Exhibit 99.1

VYNE Therapeutics Appoints Christine Borowski, Ph.D., to its Board of Directors

BRIDGEWATER, N.J., January 3, 2024 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced the appointment of Christine Borowski, Ph.D., to its board of directors, effective as of January 1, 2024.

“We are pleased to welcome Dr. Borowski to our Board of Directors during this important time in the Company’s growth,” said David Domzalski, President and CEO of VYNE. “With her expertise in immunology and extensive experience in the biopharmaceutical industry, Dr. Borowski will provide valuable perspectives as we seek to execute on our strategic objectives of developing novel immuno-inflammatory therapies through our InhiBET™ platform.”

Dr. Borowski has served as Vice President at Access Biotechnology, a leading healthcare investor, since January 2022, and previously served as Senior Associate beginning in July 2019. Prior to that, Dr. Borowski worked on therapeutics company creation at Apple Tree Partners. Before joining Apple Tree Partners, Dr. Borowski worked as an editor at several high-impact scientific journals, most recently as Chief Editor of Nature Medicine. She earned a B.S. in Biology at the University of Kentucky, a Ph.D. in Immunology at Harvard University, and completed her postdoctoral work on natural killer T cell development at the University of Chicago.

Dr. Borowski added, “This is such an exciting time for VYNE.  I look forward to working with the team as they develop their pipeline of unique BET inhibitors as a promising new drug class for treating serious inflammatory disorders.”

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain inhibitors, which comprise its InhiBET™ platform, include a locally administered pan-BD BET inhibitor (VYN201) and an orally available BD2-selective BET inhibitor (VYN202) that were licensed from Tay Therapeutics Limited.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future expectations, plans and prospects of VYNE, the execution of its strategic objectives and contributions of Dr. Borowski. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future preclinical studies and clinical trials; VYNE’s ability to complete and receive favorable results in, clinical trials for its product candidates; and VYNE’s future financial performance and liquidity. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, VYNE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@vynetx.com